Exhibit 21.1

Waters Corporation and Subsidiaries

As of December 31, 2024

Waters Corporation (Delaware)

Waters Technologies Corporation (Delaware)

Andrew Alliance SA (Switzerland)

Andrew Alliance SASU (France)

Environmental Resource Associates, Inc. (Colorado)

Integrated Software Solutions Pty Limited (Australia)

Integrated Software Solutions Limited (UK)

Integrated Software Solutions USA, LLC (Utah)

TA Instruments-Waters LLC (Delaware)

Waters AG (Switzerland)

Waters Australia Pty Limited (Australia)

Waters (India) Private Limited (India)

Waters SA de CV (Mexico)

Wyatt Technology, LLC (California)

Wyatt Technology (UK) Limited (UK)

Wyatt Technology France (France)

Wyatt Technology Europe GmbH (Germany)

Waters SAS (France)

Waters Sverige AB (Sweden)

Waters Technologies do Brasil Ltda. (Brazil)

Waters Asia Limited (Delaware)

Waters A/S (Denmark)

Waters China Limited (Hong Kong)

Waters Cromatografia SA (Spain)

Waters Korea Limited (South Korea)

Waters Limited (Canada)

Waters NV (Belgium)

Waters Technologies (Beijing) Co., Ltd. (China)

Waters Technologies (Shanghai) Limited (China)

Waters Gesellschaft m.b.H (Austria)

Waters Kft (Hungary)

Waters Sp. z o.o (Poland)

Waters Pacific Pte. Ltd. (Singapore)

Waters Analytical Instruments Sdn Bhd (Malaysia)

Waters Holdings LLC (Delaware)

Nihon Waters K.K. (Japan)

TA Instruments Japan, Inc. (Japan)

Waters SpA (Italy)

Waters European Investments, LLC (Cayman)(1)

Milford International Ltd. (Cayman)

Waters Celtic European Holdings Limited (Ireland)

Waters Finance II Limited (Ireland)

Waters Finance I Limited (Ireland)

Waters Celtic Holdings Limited (Ireland)

Waters Chromatography Ireland Limited (Ireland)

Waters Technologies Ireland Limited (Ireland)

Waters Romania Srl (Romania)(2)

Waters GmbH (Germany)

Waters Celtic Holdings II Limited (Ireland)

Waters Luxembourg SARL (Luxembourg)

Waters (TC) Israel Ltd. (Israel)

Micromass Holdings Limited (UK)

Waters Chromatography BV (Netherlands)

Waters Chromatography Europe BV (Netherlands)

Waters Technologies LC-MS Portugal, Unipessol Lda (Portugal)

Micromass Limited (UK)

Waters Limited (UK)

Micromass UK Limited (UK)

Waters Research Center Kft (Hungary)

MPE Orbur Group Ltd. (UK)

Midland Precision Equipment Co. Ltd. (UK)

Except as otherwise indicated, each subsidiary is wholly-owned by its immediate parent entity.

The state or other jurisdiction of incorporation or organization for each entity is indicated in parentheses following the entity name.

(1)	Entity is owned by Waters Asia Limited (99%) and Waters Holdings LLC (1%).

(2)	Entity is owned by Waters Technologies Ireland Limited (99.98%) and Waters Celtic Holdings Limited (0.02%).